EXHIBIT 99.1

CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for Fourth Quarter and Year End 2017

•	INBRIJA™ (levodopa inhalation powder) NDA resubmitted in December 2017
•	AMPYRA 4Q 2017 Net Sales of $167 million; Full Year 2017 Net Sales of $543 million
•	2017 year-end cash and cash equivalents of $307 million
•	Prosecution of AMPYRA appeal continues

ARDSLEY, NY – February 15, 2018 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the fourth quarter and full year ended December 31, 2017.

“We continue to prepare for the potential approval and launch of INBRIJA, our investigational inhaled levodopa treatment for symptoms of OFF periods in people with Parkinson’s disease. We look forward to working with the FDA during the NDA review process, and to bringing this new treatment option to the Parkinson’s community to help address an important unmet need,” said Ron Cohen, M.D., Acorda's President and CEO. “Based on our continued market research, as well as the strength of our Phase 3 data, we believe INBRIJA’s US market opportunity to be greater than $800 million.”

Fourth Quarter 2017 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended December 31, 2017, the Company reported AMPYRA net revenue of $167.2 million compared to $132.3 million for the same quarter in 2016.

Royalty Revenue - For the quarter ended December 31, 2017, the Company reported royalty revenue of $16.1 million as compared to $4.4 million for the same quarter in 2016. The Company reported FAMPYRA royalties from sales outside of the U.S. of $3.1 million compared to $2.7 million for the same quarter in 2016. Additionally, the Company completed a transaction that provides a fully paid-up, royalty-free license for Selincro in exchange for $13.0 million which was recorded as royalty revenue in the quarter ended December 31, 2017. During the quarter ended December 31, 2017, the Company completed a royalty purchase transaction for its Fampyra royalty revenue in exchange for an upfront payment of $40 million. The transaction was recorded as a liability in accordance with US GAAP which will be reduced over time as royalty revenue is recognized.

Research and development (R&D) expenses for the quarter ended December 31, 2017 were $35.1 million, including $2.2 million of share-based compensation compared to $53.8 million, including $3.0 million of share-based compensation for the same quarter in 2016.

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2017 were $39.5 million, including $5.4 million of share-based compensation compared to $59.0 million, including $6.0 million of share-based compensation for the same quarter in 2016.

The Company recorded non-cash asset impairment charges of $233.5 million for tozadenant as a result of the termination of this program, and $23.8 million for SYN120 as a result of the trial not meeting key primary and secondary endpoints. The Company assessed the valuation assumptions for both programs and determined the assets were fully impaired. Both of these charges were recorded in the quarter ended December 31, 2017.

Benefit from income taxes for the quarter ended December 31, 2017 was $51.9 million, including $2.7 million of cash taxes, compared to a provision for income taxes of $1.0 million, including $0.7 million of cash taxes for the same quarter in 2016.

The Company reported a GAAP net loss attributable to Acorda of $(171.1) million for the quarter ended December 31, 2017, or $(3.70) per diluted share. GAAP net loss in the same quarter of 2016 was $(3.1) million, or $(0.07) per diluted share.

Non-GAAP net income for the quarter ended December 31, 2017 was $28.5 million, or $0.61 per diluted share. Non-GAAP net income in the same quarter of 2016 was $2.5 million, or $0.05 per diluted share. This quarterly non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, asset impairment charges, gain on sale of assets  and acquisition-related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

Financial Results - Full Year Ended December 31, 2017

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the full year ended December 31, 2017 net revenue was $543.3 million compared to $492.8 million for full year 2016. Full year 2017 net revenue increased 10.2% over 2016.

Royalty Revenue - For the full year ended December 31, 2017, the Company reported royalty revenue of $29.5 million compared to $17.2 million for the full year 2016. The Company reported FAMPYRA royalties from sales outside of the U.S. of $11.6 million compared to $10.6 million for the full year 2016. Royalty revenue related to the authorized generic version of Zanaflex was $2.6 million compared to $3.9 million for the full year 2016. Additionally, the Company reported $15.3 million in royalties for Selincro for the full year 2017, which includes $13.0 million of royalty revenue related to the Selincro royalty transaction.

Research and development (R&D) expenses for the full year ended December 31, 2017 were $166.1 million, including $9.7 million of share-based compensation, compared to $203.4 million, including $10.6 million of share-based compensation for the full year 2016

Sales, general and administrative (SG&A) expenses for the full year ended December 31, 2017 were $181.6 million, including $23.1 million of share-based compensation, compared to $235.4 million, including $25.8 million of share-based compensation for the full year 2016.

Asset impairment charges for the full year ended December 31, 2017 include $233.5 million for tozadenant, $23.8 million for SYN120, and $39.4 million for Selincro.

Benefit from income taxes for the full year ended December 31, 2017 was $28.5 million, including $14.1 million of cash taxes compared to a benefit from income taxes of $6.7 million, including $4.3 million of cash taxes for the full year 2016.

For the full year ended December 31, 2017, the Company reported a GAAP net loss of $(223.4) million, or $(4.86) per diluted share. GAAP net loss for the full year 2016 was $(34.6) million, or $(0.76) per diluted share.

Non-GAAP net income for the full year ended December 31, 2017 was $80.7 million, or $1.75 per diluted share. Non-GAAP net income for the full year ended December 31, 2016 was $11.5 million, or $0.25 per diluted share. This full year non-GAAP net income measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, restructuring expenses, changes in the fair value of acquired contingent consideration, asset impairment charges, gain on sale of assets, realized foreign currency loss (gain) and acquisition related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At December 31, 2017, the Company had cash and cash equivalents of $307.1 million.

2018 Financial Guidance

•

AMPYRA net revenue is expected to be $330-$350 million. The Company expects to maintain exclusivity of AMPYRA at least through July 30, 2018; this guidance is subject to change based on the appellate court’s decision.

•

R&D expenses for the full year 2018 are expected to be $100-$110 million and include manufacturing expenses associated with INBRIJA. This guidance is a non-GAAP projection that excludes share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

•

SG&A expenses for the full year 2018 are expected to be $170-$180 million. This guidance is a non-GAAP projection that excludes share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

•	Year-end cash balance for 2018 is projected to be over $300 million

Fourth Quarter 2017 Pipeline and Corporate Updates

•	INBRIJA (levodopa inhalation powder) Next Steps
-	The Company resubmitted the NDA for INBRIJA in December 2017. The FDA is expected to inform the Company if the submission has been deemed complete and permits a full review in February 2018.
-	The Company expects to file a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) in Q1 2018.

•	AMPYRA (dalfampridine) Patent Appeal
-

In November, 2017, the Company and the defendants filed reply briefs for the appeal to the U.S. Court of Appeals for the Federal Circuit of the District Court’s decision in the AMPYRA patent litigation. The date for oral argument is expected in the first half of 2018.

-	Both BIO and PhRMA filed amicus briefs in support of the Company’s appeal, raising important issues in conjunction with biopharmaceutical innovation.

•	Royalty Monetization Transactions/ZANAFLEX® (tizanidine hydrochloride) Franchise Sale
-	In November, 2017, the Company announced royalty monetization transactions of $53 million for FAMPYRA® and SELINCRO®.
-	The Company also announced the sale of ZANAFLEX and ZANAFLEX® CAPSULES for $4 million.

•	SYN120 Phase 2 Data in Parkinson’s disease
-

Data from the Phase 2 proof-of-concept study for SYN120 showed that several of the outcome measures trended in favor of drug versus placebo; neither the primary nor key secondary endpoints achieved statistical significance.

-	The Company continues to review the data, which will be presented at an upcoming medical meeting.

•	Tozadenant Program Discontinued
-

In November, 2017, the Company discontinued its clinical development program for tozadenant, an investigational treatment for Parkinson’s disease. The Company made this decision based on the emergence of serious adverse events in its Phase 3 program.

Webcast and Conference Call

The Company will host a conference call today at 8:30 a.m. ET. To participate, dial

(866) 393-4306 (domestic) or (734) 385-2616 (international); access code 8789908. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 11:30 a.m. ET on February 15, 2018 until 11:59 p.m. ET on March 15, 2018. To access the replay, dial (855) 859-2056 (domestic) or (404) 537-3406 (international); reference code 8789908. The archived webcast will be available in the Investor Relations section of the Acorda website.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest related to the Fampyra monetization, non-cash interest charges related to our asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) acquisition related expenses and related foreign currency losses and gains that pertain to a non-recurring event, (v) corporate restructuring expenses that pertain to a non-recurring event, (vi) asset impairments which are non-cash charges that relate to program terminations that are not routine to the operation of the business, and (vii) gain on sale of assets that pertains to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance..

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and multiple sclerosis. Acorda markets two FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the March 2017 court decision in our litigation against filers of Abbreviated New Drug Applications to market generic versions of Ampyra in the U.S.; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija or any other products under development; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31,	December 31,
	2017	2016

Assets
Cash, cash equivalents and short-term investments	$307,068	$158,537
Trade receivable, net	81,403	52,239
Other current assets	15,726	18,746
Finished goods inventory	37,501	43,135
Deferred tax asset	—	4,400
Property and equipment, net	36,669	34,310
Goodwill	286,611	280,599
Intangible assets, net	430,603	742,242
Other assets	2,388	8,127
Total assets	$1,197,969	$1,342,335

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$127,495	$131,823
Current portion of deferred license revenue	9,057	9,057
Current portion of royalty liability	6,763	—
Current portion of loans payable	645	6,256
Current portion of notes payable	—	765
Convertible senior notes	308,805	299,395
Contingent consideration	112,722	72,100
Non-current portion of deferred license revenue	23,398	32,456
Non-current portion of royalty liability	29,025	—
Non-current portion of loans payable	25,670	24,635
Deferred tax liability	22,459	92,807
Other long-term liabilities	11,943	8,830
Total stockholder's equity	519,987	664,211
Total liabilities and stockholders' equity	$1,197,969	$1,342,335

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues:
Net product revenues	$170,044	$134,008	$549,749	$493,358
Royalty revenues	16,090	4,355	29,481	17,186
License revenue	2,264	2,264	9,057	9,057
Total revenues	188,398	140,627	588,287	519,601

Costs and expenses:
Cost of sales	50,240	30,210	135,080	107,475
Cost of license revenue	159	159	634	634
Research and development	35,142	53,797	166,105	203,437
Selling, general and administrative	39,518	58,681	181,299	217,885
Asset impairment	257,318	—	296,763	—
Acquisition related expenses	—	366	320	17,551
Change in fair value of acquired contingent consideration	24,100	(3,300)	40,900	8,600
Total operating expenses	406,477	139,913	821,101	555,582

Operating (loss) income	$(218,079)	$714	$(232,814)	$(35,981)

Other (expense) income, net	(4,932)	(2,786)	(19,071)	(6,287)
Loss before income taxes	(223,011)	(2,072)	(251,885)	(42,268)
Benefit from (provision for) income taxes	51,947	(1,022)	28,526	6,665
Net loss	$(171,064)	$(3,094)	$(223,359)	$(35,603)
Net loss attributable to non-controlling interest	—	—	—	985
Net loss attributable to Acorda Therapeutics, Inc.	$(171,064)	$(3,094)	$(223,359)	$(34,618)
Net loss per common share attributable to Acorda Therapeutics, Inc. - basic and diluted	$(3.70)	$(0.07)	$(4.86)	$(0.76)
Weighted average common shares - basic and diluted	46,239	45,500	45,999	45,259

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP net loss	$(171,064)	$(3,094)	$(223,359)	$(34,618)
Pro forma adjustments:
Non-cash interest expense (1)	3,338	2,559	12,256	9,717

Change in fair value of acquired contingent consideration (2)	24,100	(3,300)	40,900	8,600

Restructuring costs (3)	22	—	7,647	—

Acquisition related expenses (4)	—	366	320	17,551

Realized foreign currency loss (gain) (5)	—	—	247	(7,738)

Asset impairment charge (6)	257,318	—	296,763	—

Gain on sale of assets (7)	(3,534)	—	(3,534)	—

Share-based compensation expenses included in R&D	2,154	2,961	9,683	10,610
Share-based compensation expenses included in SG&A	5,396	6,033	23,131	25,777
Total share-based compensation expenses	7,550	8,994	32,814	36,387

Total pro forma adjustments	288,794	8,619	387,413	64,517

Income tax effect of reconciling items above (8)	89,196	3,056	83,346	18,436

Non-GAAP net income	$28,534	$2,469	$80,708	$11,463

Net income per common share - basic	$0.62	$0.05	$1.75	$0.25
Net income per common share - diluted	$0.61	$0.05	$1.75	$0.25
Weighted average per common share - basic	46,239	45,500	45,999	45,259
Weighted average per common share - diluted	46,540	45,649	46,173	45,900

(1) Non-cash interest expense related to convertible senior notes, asset based loan (which was terminated in Q2 2017), Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas transaction.
(3) Restructuring costs associated with the Q2-2017 restructuring.
(4) Transaction expenses related to the Biotie acquisition.
(5) Realized foreign currency transaction loss (gain) related to the Biotie acquisition.
(6) Asset impairment charges related to Tozadenant, Selincro and SYN120 acquired in the Biotie acquisition.
(7) Represents the gain from the Zanaflex asset sale.
(8) Represents the tax effect of the non-GAAP adjustments.